UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2013 (December 20, 2012)

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832-308-4000)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, Cardtronics entered into an agreement with Ron Delnevo, the former Managing Director of Bank Machine Limited, a wholly-owned subsidiary of Cardtronics.  Under the terms of the agreement, Mr. Delnevo will continue to receive his base salary and associated benefits until October 14, 2014, subject to his continued compliance with customary restrictive covenants regarding non-competition and the protection of confidential information.  In addition, the agreement entitles Mr. Delnevo to receive the settlement of certain tranches of the performance-based restricted stock units that were granted to him in 2011 pursuant to Cardtronics’ 2011 Long Term Equity Incentive Plan. That award settlement will be comprised of 16,200 shares of Cardtronics common stock, which he received on January 31, 2013, and 8,100 shares of Cardtronics’ common stock, which he will receive on January 31, 2014.  Effective as of the date of the agreement, Mr. Delnevo also resigned as a director of Bank Machine, Limited and each of its affiliated entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: February 1, 2013	By: /s/ j. chris brewster
Name: J. Chris Brewster
Title: Chief Financial Officer